EXHIBIT 3.1


                            ARTICLES OF INCORPORATION

                                       OF

                         VeryBestOfTheInternet.com, Inc.


         The undersigned, acting as incorporator of a corporation under the Texas Business Corporation Act, as amended (the "Act"), hereby adopts the following Articles of Incorporation for such corporation.

                                   ARTICLE ONE

                                      NAME
                                      ----

         The name of the corporation is VeryBestOfTheInternet.com, Inc. (the "Corporation").

                                   ARTICLE TWO

                               PERIOD OF DURATION
                               ------------------

         The period of duration of the Corporation is perpetual.

                                  ARTICLE THREE

                               PURPOSES AND POWERS
                               -------------------

         Section 1. Purposes. The purposes for which the Corporation is organized are to transact any and all lawful business for which corporations may be incorporated under the Act.

         Section 2. Powers. Subject to any specific written limitations or restrictions imposed by the Act, by other law, or by these Articles of Incorporation, and solely in furtherance thereof, but not in addition to the limited purposes set forth in Section 1 of this Article, the Corporation shall have and exercise all of the powers specified in the Act, which powers are not inconsistent with these Articles.

                                  ARTICLE FOUR

                  CAPITALIZATION, PREEMPTIVE RIGHTS AND VOTING
                  --------------------------------------------

         Section 1. Authorized Shares. The Corporation shall have authority to issue two classes of shares to be designated respectively, "Common Stock" and "Preferred Stock". The total number of shares, which the Corporation is authorized to issue, is 50,000,000 shares of which 40,000,000 shall be Common Stock and 10,000,000 shall be Preferred Stock. Each share of Common Stock shall have a par value of $.0001, and each share of Preferred Stock shall have a par value of $.0001.

         The Preferred Stock authorized by these Articles of Incorporation may be issued form time to time in one or more series, each of which shall have such designation(s) on title(s) as may be fixed by the Board of Directors prior to the issuance of any shares thereof. The Board of Directors is hereby authorized to fix or alter the dividend rates, conversion rights, rights and terms of redemption, including sinking fund provisions, the redemption price, or prices, voting rights and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The rights, powers, preferences limitations and restrictions, if any, accompanying such shares of Preferred Stock shall be set forth by resolution of the Board of Directors providing for the issue thereof prior to the issuance of any shares thereof, in accordance with the applicable provisions of the Act. Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.

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         Section 2. Preemptive  Rights.  No holder of shares of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any capital stock of any class which the Corporation may issue or sell, whether or not exchangeable for any capital stock of the Corporation of any class or classes, whether issued out of unissued shares authorized by these Articles of Incorporation as originally filed or by any amendment thereof, or out of shares of capital stock of the Corporation acquired by it after the issue thereof; nor shall any holder of shares of capital stock of the Corporation, as such holder, have any right to purchase, acquire or subscribe for any securities which the Corporation may issue or sell whether or not convertible into or exchangeable for shares of capital stock of the Corporation of any class or classes, and whether or not any such securities have attached or appurtenant thereto warrants, options or other instruments which entitle the holders thereof to purchase, acquire or subscribe for shares of capital stock of any class or classes.

         Section 3. Voting. In the exercise of voting privileges, each holder of shares of the capital stock of the Corporation shall be entitled to one (1) vote for each share held in his name on the books of the Corporation. In all elections of Directors of the Corporation, cumulative voting is expressly prohibited. As such, each holder of shares of capital stock of the Corporation entitled to vote at the election of Directors shall have the right to vote, in person or by proxy, all or any portion of such shares for or against each individual Director to be elected and shall not be entitled to vote for or against any one Director more than the aggregate number of shares held by such holder which are entitled to vote on the election of Directors. With respect to any action to be taken by the Shareholders of the Corporation as to any matter, the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation entitled to vote thereon and represented in person or by proxy at a meeting of the Shareholders at which a quorum is present shall be sufficient to authorize, affirm, ratify or consent to such action. Any action required by the Act to be taken at any annual or special meeting of Shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of a majority of the outstanding shares of the capital stock of the Corporation entitled to vote thereon.

                                  ARTICLE FIVE

                            COMMENCEMENT OF BUSINESS
                            ------------------------

         The Corporation shall not commence business until it has received for the issuance of its shares of Common Stock consideration of the value of at least One Thousand Dollar ($1,000.00) consisting of money, labor done, or property actually received.


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                                   ARTICLE SIX

                           REGISTERED AGENT AND OFFICE
                           ---------------------------

         Section 1. Registered Office. The address of the initial registered office of the Corporation is 1950 Stemmons Freeway, Suite 3007, Dallas, Texas 75207.

         Section 2. Registered Agent. The name of the initial registered agent of the Corporation at such address is Daniel G. Gunter.

                                  ARTICLE SEVEN

                                    DIRECTORS
                                    ---------

         Section 1. Initial Board of Directors. The business and affairs of the Corporation shall be managed by or be under the direction of the Board of Directors of the Corporation. The initial Board of Directors shall consist of two (2) members who need not be a resident of the State of Texas or a Shareholder of the Corporation. The number of Directors of the Corporation may from time to time be changed in accordance with the Bylaws of the Corporation and the Act.

         Section 2. Names and Addresses. The name and address of the persons who are to serve as Directors until the first annual meeting of Shareholders or until their successors are elected and qualified, or until their earlier death, resignation, or removal are as follows:

NAME                 ADDRESS                                CITY, STATE
----                 -------                                -----------

Daniel G. Gunter     1950 Stemmons Freeway, Suite 3007      Dallas, TX 75207
Adrienne Beam        1950 Stemmons Freeway, Suite 3007      Dallas, TX 75207

         Section 3. Limitations on Liability of Directors. No Director of the Corporation shall be personally liable to the Corporation or its Shareholders for monetary damages for an act or omission in the Director's capacity as a Director; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director to the extent a Director is found liable for
(a) a breach of the Director's duty of loyalty to the Corporation or its Shareholders, (b) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office, or (d) an act or omission for which the liability of the Director is expressly provided by an applicable statute.

         If the Texas Miscellaneous Corporation Laws Act or other applicable provision of Texas law hereafter is amended to authorize further elimination or limitation of the liability of Directors, then the liability of a Director of the Corporation, in addition to the limitation on the personal liability provided herein, shall be limited to the fullest extent permitted by the Texas Miscellaneous Corporation Laws Act or other applicable provision of Texas law as amended. Any repeal or modification of this Section 3 by the Shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification.


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                                  ARTICLE EIGHT

                      SPECIAL POWERS OF BOARD OF DIRECTORS
                      ------------------------------------

         In furtherance of, and not in limitation of the powers and authorities conferred under the Act, the Board of Directors is expressly authorized:

         1. To make, alter, amend and rescind the Bylaws of the Corporation; to fix, adjust and maintain from time to time the amount to be reserved as working capital; and to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

         2. From time to time, to determine whether and to what extent and at what times and places and under what conditions and provisions the accounts and books of the Corporation shall be maintained and made available for inspection of any Shareholder, and no Shareholder shall have any right to inspect any account or books or records of the Corporation, except as provided in the Act, or authorized by the Board of Directors.

                                  ARTICLE NINE

                           ADDITIONAL POWERS IN BYLAWS
                           ---------------------------

         The Corporation may in its Bylaws confer powers and authorities upon the Board of Directors in addition to the foregoing and to those expressly conferred upon them by the Act.

                                   ARTICLE TEN

               TRANSACTIONS WITH INTERESTED DIRECTORS AND OFFICERS
               ---------------------------------------------------

         No contract or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Directors or Officers of the Corporation are directors, officers or partners, or have a financial interest, shall be void or voidable solely by reason of such relationship, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors of the Corporation or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if any one of the following conditions are met:

         1. The material facts concerning the relationship or interest of the Director or Officer and the material facts concerning the contract or transaction are disclosed or are known to the Board of Directors of the Corporation or the committee thereof that considers the contract or transaction, and the Board of Directors of the Corporation or committee thereof in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

         2. The material facts concerning the relationship or interest of the Director of Officer and the material facts concerning the contract or transaction are disclosed or are known to the Shareholders of the Corporation entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the Shareholders of the Corporation at any annual or special meeting of Shareholders called for that purpose; or


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         3.       The contract or transaction is fair to the  Corporation at the time it is authorized, approved or ratified by the Board of Directors of the Corporation, a committee thereof, or the Shareholders of the Corporation.

         Common or interested Directors may be counted in determining the presence of a quorum at a meeting or the Board of Directors of the Corporation or of a committee thereof that authorizes such contract or transaction.

                                 ARTICLE ELEVEN

                                 INDEMNIFICATION
                                 ---------------

         Section 1. Mandatory Indemnification and Advancement of Expenses. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding ("Proceeding"), by reason of the fact that he is or was a Director or Officer of the Corporation, or who, while a Director or Officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Act against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such Proceeding. Such right shall be a contract right and shall include the right to require advancement by the Corporation of reasonable expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made by the Corporation only upon delivery to the Corporation of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under the Act and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be ultimately determined that such person has not satisfied such requirements.

         Section 2. Nature of Indemnification. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights permitted by law to which a person seeking indemnification may be entitled under any Bylaw, agreement, vote of Shareholders or disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a Director or Officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 3. Insurance. The Corporation shall have power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Eleven or the Act.


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                                 ARTICLE TWELVE

                               AMENDMENT OF BYLAWS
                               -------------------

         The Shareholders of the Corporation hereby delegate to the Board of Directors the power to adopt, alter, amend or repeal the Bylaws of the Corporation. Such power shall be vested exclusively in the Board of Directors and shall not be exercised by the Shareholders, unless as otherwise delegated by the Board of Directors.

                                ARTICLE THIRTEEN

                  POWER TO CALL SPECIAL SHAREHOLDERS' MEETINGS
                  --------------------------------------------

         Special meetings of the Shareholders of the Corporation may be called by the President of the Corporation, the Board of Directors or holders of not less than fifty percent (50%) of all the shares entitled to vote at the proposed special meeting of the Shareholders.

                                ARTICLE FOURTEEN

                                   AMENDMENTS
                                   ----------

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or in its Bylaws in the manner now or hereafter prescribed by the Act or these Articles of Incorporation, and all rights conferred on Shareholders herein are granted subject to this reservation.

                                 ARTICLE FIFTEEN

                                    CAPTIONS
                                    --------

         The  captions  used  in  these  Articles  of   Incorporation   are  for
convenience only and shall not be construed in interpreting the provisions hereof.







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                                 ARTICLE SIXTEEN

                                  INCORPORATOR
                                  ------------

         The name and address of the Incorporator is as follows:

NAME                    ADDRESS                            CITY, STATE
----                    -------                            -----------

George L. Diamond       7701 Las Colinas Ridge, #250       Irving, Texas 75063


         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 21st day of November, 2000.

                                          INCORPORATOR:

                                          /s/  George L. Diamond
                                          --------------------------------
                                          George L. Diamond






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